                                                                                        Exhibit 11

                                  United States Cellular Corporation
                               Computation of Earnings Per Common Share
                               (in thousands, except per share amounts)

                                      Three Months Ended March 31,    1994       1993
    ______________________________________________________________  ________   ________

    Primary Earnings
      Net (Loss)    . . . . . . . . . . . . . . . . . . . . . .    $ (1,830)  $ (9,208)
                                                                   ========   ========
    Primary Shares
      Weighted average number of Common and Series A
         Common Shares Outstanding  . . . . . . . . . . . . . .      75,140     53,991
                                                                   ========   ========
    Primary Earnings per Common Share
      Net (Loss)    . . . . . . . . . . . . . . . . . . . . . .    $   (.02)  $   (.17)
                                                                   ========   ========

    Fully Diluted Earnings*
      Net (Loss)    . . . . . . . . . . . . . . . . . . . . . .    $ (1,830)  $ (9,280)
                                                                   ========   ========
    Fully Diluted Shares
      Weighted average number of Common and Series A
         Common Shares Outstanding  . . . . . . . . . . . . . .      75,140     53,991
                                                                   ========   ========
    Fully Diluted Earnings per Common Share
      Net (Loss)    . . . . . . . . . . . . . . . . . . . . . .    $   (.02)  $   (.17)
                                                                   ========   ========
    ===============

    * This calculation is  submitted in accordance  with Securities Act  of 1934 Release  No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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